UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 15, 2011

Exact Name of Registrant as Specified in Its Charter:	CalAmp Corp.

DELAWARE	0-12182	95-3647070
State or Other Jurisdiction of	Commission	I.R.S. Employer
Incorporation or Organization	File Number	Identification No.

Address of Principal Executive Offices:	1401 N. Rice Avenue, Oxnard, CA 93030

Registrant's Telephone Number, Including Area Code:	(805) 987-9000

Former Name or Former Address, if Changed Since Last Report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

     On August 15, 2011, CalAmp Corp. (the "Company") and Square 1 Bank of Durham, North Carolina entered into a 4th Amendment (the “Fourth Amendment”) to the Loan and Security Agreement dated as of December 22, 2009 (as amended, the "Amended Loan Agreement"), which provides for borrowings of up to $12 million. Pursuant to the Fourth Amendment, the facility is comprised of a $3 million term loan facility, which was fully funded on the date of the Fourth Amendment, and a revolver of up to $12 million, and the maturity date is August 15, 2014. The revolver borrowing limit is equal to the lesser of (a) $12 million minus the term loan principal outstanding at any point in time, or (b) 85% of eligible accounts receivable. The term loan principal is repayable at the rate of $100,000 per month beginning April 2012. All borrowings under the Amended Loan Agreement bear interest at Square 1 Bank's prime rate plus 1.0% per annum. The Company paid a loan fee of $60,000 to Square 1 Bank in connection with entering into the Fourth Amendment.

     The Amended Loan Agreement contains financial covenants that require the Company to maintain minimum levels of EBITDA (as defined in the Amended Loan Agreement) and a minimum debt coverage ratio.

     The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the agreement attached as Exhibit 10.1 and incorporated herein by reference. This agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company.

ITEM 1.02 Termination of a Material Definitive Agreement

     On August 9, 2011, the Company provided notice of prepayment in full to the holders of the Company’s outstanding 12% subordinated notes. In connection with the entry by the Company into the Fourth Amendment described under Item 1.01, on August 15, 2011, the Company paid in full the $5,000,000 outstanding principal balance of its 12% subordinated notes plus accrued interest of approximately $76,000. The 500,000 common stock purchase warrants that were issued to the subordinated note holders at the time the notes were issued have an expiration date of December 22, 2012, and are exercisable at $4.02 per share.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The Company has disclosed in Item 1.01 above the information relating to the Company's direct financial obligations under the Amended Loan Agreement with Square 1 Bank dated August 15, 2011, which disclosure is incorporated herein by reference.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

     The Company has disclosed in Item 1.02 above the information relating to the Company's providing notice of prepayment of its outstanding 12% subordinated notes, which disclosure is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment No. 4 dated August 15, 2011 to the Loan and Security Agreement dated December 22, 2009 between Square 1 Bank, CalAmp Corp. and CalAmp's domestic subsidiaries.

99.1	Press release dated August 16, 2011 announcing the amendment to the Square 1 Bank credit facility and the repayment of the 12% subordinated notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

August 16, 2011	By:	/s/ Richard Vitelle
Date		Richard Vitelle,
Vice President-Finance
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 dated August 15, 2011 to the Loan and Security Agreement dated December 22, 2009 between Square 1 Bank, CalAmp Corp. and CalAmp's domestic subsidiaries.

99.1	Press release dated August 16, 2011 announcing the amendment to the Square 1 Bank credit facility and the repayment of the 12% subordinated notes.